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                                  EXHIBIT 23(D)



                       CONSENT OF AUSTIN ASSOCIATES, INC.





                                     CONSENT



THE COLONIAL BANCGROUP, INC.

         WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - OPINION OF FINANCIAL ADVISOR," TO THE SUMMARIZATION OF OUR OPINION REFERENCED THEREIN, AND TO THE INCLUSION OF SUCH OPINION AT APPENDIX B TO THE PROSPECTUS.




/s/ AUSTIN ASSOCIATES, INC.

BY:  /s/ CRAIG J. MANCINOTTI
    --------------------------
      CRAIG J. MANCINOTTI
ITS:  EXECUTIVE VICE PRESIDENT


DATE:  APRIL 18, 1997


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